Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CHROMOCELL THERAPEUTICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Units consisting of:	Rule 457(o)	—	—	11,500,000	0.00011020	1,267.3
Fees to be paid	Equity	(i) Shares of common stock, $0.0001 par value per share (3)	—	—	—	—	—	—
Fees to be paid	Equity	(ii) Warrants to purchase shares of Common Stock (3)	—	—	—	—	—	—
Fees to be paid	Equity	Shares of common stock issuable upon exercise of warrants (4)	Rules 457(g) and 457(o)	—	—	11,500,000	0.00011020	1,267.3
Fees to be paid	Equity	Underwriter’s warrants to purchase shares of common stock (4)(5)	Rule 457(g)	—	—	—	—	—
Fees to be paid	Equity	Shares of common stock issuable upon exercise of underwriter’s warrants (5)	Rules 457(g) and 457(o)	—	—	920,000	0.00011020	101.38
Fees to be paid	Equity	Advisor warrants to purchase shares of common stock (4)(6)	Rule 457(g)	—	—	—	—	—
Fees to be paid	Equity	Shares of common stock issuable upon exercise of advisor warrants (6)	Rules 457(g) and 457(o)	—	—	230,000	0.00011020	25.35
Fees to be paid	Equity	Shares of common stock, $0.0001 par value per share (7)	Rule 457(a)	3,291,145	5.875	19,335,476.88	0.00011020	2,130.77
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities	—	—	—	—	—	—	—	—
Total Offering Amounts						43,485,476.88		4,792.10
Total Fees Previously Paid								—
Total Fee Offset								—
Net Fee Due								4,792.10

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(4)	No additional registration fee is payable pursuant to Rule 457(g) of the Securities Act.

(5)	The registrant will issue to Maxim Partners LLC (or other designee of Maxim Partners LLC), the representative of the underwriters, warrants to purchase up to a number of shares of Common Stock equal to 8% of the aggregate number of Units sold in the offering. The exercise price of the warrants is equal to 100% of the offering price of the Units offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $920,000, which is equal to 100% of $920,000 (8% of the proposed maximum aggregate offering price of $11,500,000).

(6)	The registrant will issue to A.G.P./Alliance Global Partners, as a financial advisor in connection with this offering, warrants to purchase up to a number of shares of Common Stock equal to 2% of the aggregate number of Units sold in the offering. The exercise price of the warrants is equal to 100% of the offering price of the Units offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $230,000, which is equal to 100% of $230,000 (2% of the proposed maximum aggregate offering price of $11,500,000).

(7)	Represents shares of common stock registered for resale on this registration statement by the selling stockholders named in this registration statement or their permitted transferees. The proposed maximum aggregate offering price of such shares is based on the high end of the price range of the Units offered in the registrant’s initial public offering and being registered on this registration statement, less a value attributable to the warrants.